Exhibit A(2)

Articles of Amendment

FUND FOR TAX-FREE INVESTORS, INC.

 ARTICLES OF AMENDMENT

        FUND FOR TAX-FREE INVESTORS, INC., a Maryland corporation having its principal office in Maryland in the City of Bethesda, Maryland (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:

        FIRST: The Corporation's Articles of Incorporation are hereby amended to rename all of the shares of (i) "Intermediate-Term Portfolio to "Rushmore Virginia Tax-Free Portfolio"; (ii) "Long-Term Portfolio" to "Rushmore Maryland Tax-Free Portfolio" and (iii) "Money Market Portfolio" to "Rushmore Tax-Free Money Market Portfolio."

        SECOND: The foregoing amendment to the Articles of Incorporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation; the Charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

        THIRD: These Articles of Amendment shall become effective immediately upon the filing of these Articles.

        IN WITNESS WHEREOF, FUND FOR TAX-FREE INVESTORS, INC.

has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board, and witnessed by its Secretary, as of April 26,  2001.

        The undersigned, Daniel L. O'Connor, Chairman of the Board of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief; all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:	FUND FOR TAX-FREE INVESTORS, INC.
By: /s/ Stephenie E. Adams	/s/ Daniel L. O'Connor
Name: Stephenie E. Adams	Name: Daniel L. O'Connor
Title: Secretary	Title: Chairman of the Board

FUND FOR TAX-FREE INVESTORS, INC.

ARTICLES OF AMENDMENT

FUND FOR TAX-FREE INVESTORS, INC. (the "Corporation"), a Maryland corporation having its principal office in Maryland in the City of Bethesda, Maryland, certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Corporation's Articles of Incorporation are hereby amended to read as follows:

Article SECOND:

The name of the Corporation is FBR Fund for Tax-Free Investors, Inc.

Article FIFTH, Paragraph (a), second sub-paragraph, first full sentence:

The Shares shall be divided into three classes to be known as "FBR Tax-Free Money Market Portfolio" (formerly, "Rushmore Tax-Free Money Market Portfolio") consisting of 150,000,000 shares, "FBR Virginia Tax-Free Portfolio" (formerly, "Rushmore Virginia Tax-Free Portfolio") consisting of 25,000,000 shares, and "FBR Maryland Tax-Free Portfolio" (formerly, "Rushmore Maryland Tax-Free Portfolio") consisting of 25,000,000 shares.

SECOND: The foregoing amendments to the Articles of Incorporation as hereinabove set forth were approved by a majority of the entire Board of Directors of the Corporation; the amendments are limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: These Articles of Amendment shall become effective April 30, 2002.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board, and witnessed by its Secretary, as of April 26, 2002.

The undersigned, Webb C. Hayes, IV, Chairman of the Board of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all materials respects, and that this statement is made under penalties of perjury.

WITNESS:	FUND FOR TAX FREE INVESTORS, INC.
By: /s/ Stephenie E. Adams	By: /s/ Webb C. Hayes, IV

Name: Stephenie E. Adams	Name: Webb C. Hayes, IV
Title: Secretary	Title: Chairman of the Board